FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2002

CALTON, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8846 (Commission File Number)	22-2433361 (IRS Employer Identification Number)

2013 Indian River Blvd
Vero Beach, Florida 32960
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (772) 794-1414

Item 2. Acquisition or Disposition of Assets

On April 23, 2002, Calton, Inc. (the “Company”) sold its 51% interest in Innovation Growth Partners, LLC (“IGP”). The interest was purchased by IGP for $1,030,000. IGP was established in June 2000 to provide management and consulting services to entrepreneurial and development-stage companies and to develop and acquire controlling interests in certain of these companies.

In connection with the transaction, IGP transferred to Calton a warrant to acquire 25,000 shares of Miresco Investment Services, Inc., a privately held company which designs, imports and sells high quality area rugs throughout the United States. The warrant has an exercise price of $1.00 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial information gives effect to the sale of the Company’s interest in IGP as if such transaction had occurred on February 28, 2002 for balance sheet data and December 1, 2000 for statement of operations data. These pro forma financial statements are presented for illustrative purposes only, and are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of operating results and financial position which may occur in the future.

The condensed consolidated historical statements of operations data for the periods presented are derived from the historical financial statements of the Company. These pro forma statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2001 and Quarterly Report on Form 10-Q for the three month period ended February 28, 2002. The historical financial statements as of and for the three months ended February 28, 2002 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of the Company’s management, include all adjustments necessary for a fair presentation of information for such periods.

CALTON, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
AS OF FEBRUARY 28, 2002
(in thousands)

	Historical	Pro Forma
	(Unaudited)	Adjustments(1)		Pro Forma

ASSETS

Cash and cash equivalents	$5,407	$(555	)(2)	$4,852

Receivables	279	(23)		256

Prepaid and other assets	253	(47)		206

Investments	500	(387	)(3)	113

Holdback receivable	87	—		87

Fixed assets, net	837	(510)		327

TOTAL ASSETS	$7,363	$(1,522)		$5,841

LIABILITIES & EQUITY

LIABILITIES

Accounts payable and accrued liabilities	$735	$(178)		$557

Litigation reserve	686	—		686

Other	487	—		487

Minority interest	359	(359)		—

Total liabilities	2,267	(537)		1,730

EQUITY

Common stock	222	—		222

Paid in capital	13,144	—		13,144

Retained earnings	1,868	(985	)(4)	883

Less cost of shares held in treasury	(10,138)	—		(10,138)

Total equity	5,096	(985)		4,111

TOTAL LIABILITIES & EQUITY	$7,363	$(1,522)		$5,841

See accompanying notes

CALTON, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2002
(in thousands)

	Historical	Pro Forma
	(Unaudited)	Adjustments(1)	Pro Forma

Revenues	$633	$(5)	$628

Costs and Expenses

Cost of Revenues	412	—	412

Selling, general & administrative	1,922	(705)	1,217

	2,334	(705)	1,629

Income (loss) from operations	(1,701)	(700)	(1,001)

Other income (expense)

Interest income (expense), net	38	11	49

Other income (expense)	(718)	(36)	(754)

Income (loss) before income taxes and minority interest	(2,381)	(675)	(1,706)

Equity in losses of minority interest	234	(234)	—

Income (loss) before income taxes	(2,147)	(441)	(1,706)

Income tax provision (benefit)	—	—	—

Net income (loss)	$(2,147)	$(441)	$(1,706)

See accompanying notes

CALTON, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED NOVEMBER 30, 2001
(in thousands)

		Pro Forma
	Historical	Adjustments(1)	Pro Forma

Revenues	$5,299	$(91)	$5,208

Costs and Expenses

Cost of Revenues	2,420	—	2,420

Selling, general & administrative	10,150	(1,434)	8,716

	12,570	(1,434)	11,136

Income (loss) from operations	(7,271)	(1,343)	(5,928)

Other income (expense)

Interest income (expense), net	1,072	10	1,082

Other income (expense)	357	(261)	96

Income (loss) before income taxes and minority interest	(5,842)	(1,092)	(4,750)

Equity in losses of minority interest	188	(188)	—

Income (loss) before income taxes	(5,654)	(904)	(4,750)

Income tax provision (benefit)	615	—	615

Net income (loss)	$(5,039)	$(904)	$(4,135)

NOTES:

(1)	These amounts represent the elimination of the balances associated with IGP in the consolidated financial statements of the Company.

(2)	Net cash received at closing is $1,030,000.

Cash — Historical	$5,407

IGP Cash	(1,585)

Cash received from IGP	1,030

Cash — after pro forma adjustments	$4,852

(3)	Represents investment in capital stock of Miresco Investment Services Inc. (“Miresco”) which was retained by IGP. IGP transferred warrants to acquire 25,000 shares of Miresco common stock to the Company in connection with the transaction.

(4)	The pro forma net loss related to this transaction is approximately $(19,500) determined as follows:

Consideration received:
Cash	1,030,000

Miresco Warrants	112,500

Total Consideration received	1,142,500

Basis:

Estimated Net Book Value IGP Capital Account at 4/23/02	(163,000)

Intercompany Note converted to equity	1,325,000

Basis	1,162,000

Approximate Loss from Disposition	(19,500)

     (b)  Exhibits

Exhibit 2	Assignment of Interest in Innovation Growth Partners, LLC and Agreement as to Other Matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALTON, INC. (Registrant)

By: /s/ Thomas C. Corley

Thomas C. Corley, Treasurer and Chief Financial Officer

Dated: May 8, 2002